Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Post-effective Amendment No. 1 on Form S-3 to Form S-1 Registration No. 333-124621) of Brooke Credit Corporation of our report dated March 11, 2008, with respect to the consolidated financial statements of Brooke Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Summers, Spencer & Callison, CPAs, Chartered

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

March 12, 2008